                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  of Lamar Advertising Company:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in this Prospectus.

                                                   /s/ KPMG Peat Marwick LLP

New Orleans, Louisiana
November 4, 1997